EXHIBIT 23



                  CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Company's Registration Statement on Form S-8 (Commission file number 333-08992), Registration Statement on Form S-8 (Commission File number
33-53988), Registration Statement on Form S-8 (Commission File number 2-87376), Registration Statement on Form S-8 (Commission File number 33-19662) and Registration Statement on Form S-8 (Commission File number 33-04609) of our report dated July 8, 1998, which appears in the annual report on Form 10-K for the year ended May 31, 1998.






                                   /s/ McGladrey & Pullen, LLP



Minneapolis, Minnesota
August 27, 1998